      As filed with the Securities and Exchange Commission on May 8, 2002
                                                      Registration No. 333-33872
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _______________

                        Post Effective Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                             CELL THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

           Washington                501 Elliott Avenue West #400       91-1533912
(State or other jurisdiction of        Seattle, Washington 98119       (IRS Employer
incorporation or organization)              (206) 282-7100         Identification Number)

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ______________________
                              James A. Bianco, M.D.
                       President, Chief Executive Officer
                             Cell Therapeutics, Inc.
                          501 Elliott Avenue West #400
                            Seattle, Washington 98119
                                 (206) 282-7100

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ____________________
                                   Copies to:
                            Michael J. Kennedy, Esq.
                             Karen A. Dempsey, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                   One Market, Spear Street Tower, Suite 3300
                         San Francisco, California 94105
                                 (415) 947-2000
                                 _______________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     On April 3, 2000, Cell Therapeutics, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-33872), covering 3,503,334 shares of the Company's common stock to be sold by certain shareholders of the Company. On April 28, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.

     The Registration Statement was filed to register shares of the Company's common stock issued to certain parties as part of a private placement on February 15, 2000. As of May 3, 2002, the selling shareholders had resold 964,491 shares registered under the Registration Statement.

     Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended (the "Securities Act") the Company respectfully requests that the Commission withdraw the Company's Registration Statement on Form S-3. The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Registration Rights Agreement between the Company and the selling shareholders, the Company's obligation to maintain the effectiveness of the Registration Statement under the Registration Rights Agreement expired on April 28, 2002.

     Accordingly, the Company hereby de-registers the 2,538,843 shares of its common stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 8th day of May 2002.

                                   CELL THERAPEUTICS, INC.

                                   By:  /s/ James A. Bianco, M.D.
                                      --------------------------------
                                       James A. Bianco, M.D.
                                       President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

                  Signature                                     Title                                   Date
                  ---------                                     -----                                   ----
/s/ James A. Bianco, M.D.                       President, Chief Executive Officer and           May 8, 2002
----------------------------------------
    James A. Bianco, M.D.                       Director (Principal Executive Officer)

              *
----------------------------------------        Executive Vice President, Finance and            May 8, 2002
    Louis A. Bianco                             Administration (Principal Financial and
                                                Accounting Officer)
              *
----------------------------------------        Chairman of the Board and Director               May 8, 2002
    Max E. Link, Ph.D.

              *                                 Director                                         May 8, 2002
----------------------------------------
    Jack W. Singer, M.D.

              *                                 Director                                         May 8, 2002
----------------------------------------
    Jack L. Bowman

              *                                 Director                                         May 8, 2002
----------------------------------------
    Wilfred E. Jaeger, M.D.

              *                                 Director                                         May 8, 2002
----------------------------------------
    Mary O'Neil Mundinger, DrPH

              *                                 Director                                         May 8, 2002
----------------------------------------
    Phillip M. Nudelman, Ph.D.

              *                                 Director                                         May 8, 2002
----------------------------------------
    Vartan Gregorian, Ph.D.


*By: /s/ James A. Bianco, M.D.
     -------------------------
         James A. Bianco, M.D.
         Attorney-in Fact